Exhibit 99.2

FOURTH SUPPLEMENTAL INDENTURE

THIS FOURTH SUPPLEMENTAL INDENTURE made as of the 22nd day of July, 2013.

AMONG:

KIMCO NORTH TRUST III, a trust formed under the laws of the State of New York, having its principal place of business located at 3333 New Hyde Park, New Hyde Park, New York 11042;

(hereinafter called the “Issuer”)

AND

KIMCO REALTY CORPORATION, having its principal office located at 3333 New Hyde Park, New Hyde Park, New York 11042,

(hereinafter called the “Guarantor”)

AND

BNY TRUST COMPANY OF CANADA, a trust company existing and licensed under the federal laws of Canada, acting through its Corporate Trust Offices.

(hereinafter called the “Trustee”)

WITNESSETH THAT:

WHEREAS in and by an Indenture dated as of April 21, 2005 by and among the Issuer, the Guarantor and the Trustee (hereinafter called the “Initial Indenture” and, as amended and supplemented pursuant to the First Supplemental Indenture made as of June 2, 2006, the Second Supplemental Indenture made as of August 16, 2006, and the Third Supplemental Indenture made as of April 13, 2010, hereinafter called the “Original Indenture”), provision was made for the issue by the Issuer of Securities;

AND WHEREAS the Issuer issued, pursuant to the Original Indenture, “Series 1 4.45% Notes Maturing April 21, 2010”, dated as of April 21, 2005, in the aggregate principal amount of $150,000,000, “Series 2 5.18% Notes Maturing August 16, 2013”, dated as of August 16, 2006, in the aggregate principal amount of $200,000,000 and “Series 3 5.99% Notes Maturing April 13, 2018”, dated as of April 13, 2010, in the aggregate principal amount of $150,000,000;

AND WHEREAS the Issuer is desirous of issuing a further series of notes in the aggregate principal amount of up to $500,000,000, to be designated as “Series 4 3.855% Notes Maturing August 4, 2020” (the “Fourth Series Notes”);

AND WHEREAS the Issuer has the necessary power, capacity and authority to create and issue the Fourth Series Notes to be issued as herein provided;

AND WHEREAS the Original Indenture, as amended and supplemented by this supplemental indenture, is hereinafter referred to as the “Indenture”;

AND WHEREAS all things necessary have been done and performed to make the Fourth Series Notes, when certified by the Trustee and issued as provided in the Original Indenture, legal, valid and binding obligations of the Issuer with the benefits and subject to the terms of the Indenture;

AND WHEREAS the foregoing recitals are made as representations and statements of fact, as applicable, by the Issuer and not by the Trustee.

NOW THEREFORE it is hereby covenanted, agreed and declared as follows:

Article 1
INTERPRETATION AND RELATED MATTERS

1.1	Interpretation of Supplemental Indenture

In this fourth supplemental indenture:

(a)

“this supplemental indenture”, “this supplemental deed”, “hereof”, “herein”, “hereby”, “hereunder”, and similar expressions refer to this fourth supplemental indenture and not to any particular Article, Section or other portion hereof, and include any and every instrument supplemental or ancillary hereto or in implementation hereof; and

(b)	all references to Articles, Sections and Exhibits refer, unless otherwise specified, to articles, sections and exhibits of this supplemental indenture.

1.2	Defined Terms

Unless otherwise defined herein or unless the context otherwise specifies or requires, all capitalized terms contained in this supplemental indenture which are defined in the Original Indenture shall, for all purposes hereof, have the meanings given to such terms in the Original Indenture. For the purpose of this supplemental indenture, the following terms have the following meanings:

“Canada Yield Price” in relation to any Fourth Series Notes being redeemed, means the price, on any date (which in the case of any calculation of the Make-Whole Amount hereunder shall be the date the redemption notice is given), in respect of any principal amount of such Fourth Series Notes, or of the portion of such Fourth Series Notes being redeemed, outstanding on such date, necessary to provide a yield on such principal amount from the applicable redemption date to the day of maturity of the Fourth Series Notes equal to the Government of Canada Yield plus 45 basis points; provided that, where the Issuer exercises its Redemption Right in circumstances where:

(a)

the Guarantor has sought and obtained a waiver or consent (as the case may be) from the requisite majority of holders of each series of securities issued under the Guarantor Indenture in respect of a default thereunder or an amendment to the terms or conditions thereof (as the case may be); and

(b)

the requisite majority of holders of the Fourth Series Notes have refused to grant such a waiver or consent in circumstances where they have been offered the equivalent cash or non-cash consideration or any other accommodation (if any) to the extent applicable as that offered the holders referred to in (a) above;

then, notwithstanding the foregoing for purposes of calculating the Redemption Price, the “Canada Yield Price” shall be, in relation to any Fourth Series Notes being redeemed, the price, on any date (which in the case of any calculation of the Make-Whole Amount hereunder shall be the date the redemption notice is given), in respect of any principal amount of such Fourth Series Notes, or of the portion of such Fourth Series Notes being redeemed, outstanding on such date, necessary to provide a yield on such principal amount from the applicable Redemption Date to the day of maturity of the Fourth Series Notes equal to the Government of Canada Yield plus 100 basis points.

“FATCA” means the Foreign Account Tax Compliance Act of the United States, as amended from time to time.

“Fourth Series Notes” has the meaning ascribed thereto in the recitals hereto.

“Government of Canada Yield” on any date means, in the case of any Fourth Series Notes, the arithmetical average of the mid-market yield to maturity on such date, assuming semi-annual compounding, expressed as a rate per annum, which the applicable Government of Canada Bond would carry if issued in Canadian dollars in Canada at 100% of its principal amount on such date with a term to maturity equal to the remaining term of such Fourth Series Notes quoted by two major Canadian investment dealers selected by the Issuer from amongst Scotia Capital Inc., RBC Dominion Securities Inc., CIBC World Markets Inc., National Bank Financial Inc. or any of their successors and any other investment dealer which is a member of the Investment Dealers Association of Canada selected by the Issuer and approved by the Trustee, acting reasonably.

“Make-Whole Amount” in respect of any given principal amount of Fourth Series Notes means, at any given time, the amount, if any, by which (i) the Canada Yield Price in respect of such principal amount exceeds (ii) such principal amount.

“Redemption Right” has the meaning ascribed thereto in Section hereof.

1.3	Headings, etc.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

1.4	Recitals and Exhibits

The recitals of this supplemental indenture and the Exhibits attached hereto form an integral part of this supplemental indenture.

1.5	Monetary References

Whenever any amounts of money are referred to herein, such amounts shall be deemed to be lawful money of Canada unless otherwise expressed.

1.6	Language

The parties to this supplemental indenture hereby require that this supplemental indenture and all related documents be prepared in the English language. Les parties à cet acte de fiducie supplémentaire demandent par les présentes que l'acte de fiducie supplémentaire et tous les documents connexes soient rédigés en anglais.

1.7	Conflict with Indenture Legislation

If and to the extent that any provision of this supplemental indenture limits, qualifies or conflicts with a mandatory requirement of Indenture Legislation, such mandatory requirement shall prevail.

1.8	Successors and Assigns

All covenants and agreements of the Issuer and the Guarantor in this supplemental indenture shall bind their respective successors and assigns, whether so expressed or not. All covenants and agreements of the Trustee in this supplemental indenture shall bind its successors.

1.9	Severability Clause

In case any provision in this supplemental indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Article 2
INDENTURE SUPPLEMENTAL TO ORIGINAL INDENTURE

2.1	Incorporation with Original Indenture

This supplemental indenture is a supplemental indenture within the meaning of the Original Indenture and the Original Indenture and the Fourth Series Notes issued thereunder shall henceforth be read in conjunction with this supplemental indenture, and have effect so far as practicable as if all the provisions of the Original Indenture and this supplemental indenture were contained in one instrument.

Article 3
ISSUANCE OF FOURTH SERIES NOTES

3.1	Fourth Series Notes

(a)     General

The fourth series of notes to be issued under the Indenture shall be the Fourth Series Notes and shall be designated as “Series 4 3.855% Notes Maturing August 4, 2020”. Each Fourth Series Note may be issued by the Issuer in Dollars and, subject to the Issuer’s right to reopen the series for issuance of additional securities of such series, shall be limited to $500,000,000 aggregate principal amount. Each Fourth Series Note shall bear its Original Issue Date and shall mature on the date specified therein. Payment of the Maturity Consideration for the Fourth Series Note and Interest thereon will be made in lawful money of Canada on August 4, 2020, in accordance with Section 3.7 of the Initial Indenture. The Fourth Series Notes shall be issued as Book-Entry Securities in denominations of $1,000 and integral multiples thereof. The global form of the Fourth Series Notes and the certificate of the Trustee to be executed on the global form of the Fourth Series Note and the registration panel thereon shall be in the form set forth in Exhibit A hereto. In addition to the English text thereof, the Fourth Series Note may include a corresponding French text.

In the event of any contradiction, discrepancy or difference between the English language portion of the text and the French language portion of the text of the form of Security, the certificate of the Trustee or the registration panel, the English language portion of the text shall govern, except where and only to the extent that applicable law otherwise requires.

(b)     Execution and Delivery of Fourth Series Notes

At any time and from time to time after the execution of this supplemental indenture and after delivery by the Issuer to the Trustee of the Resolution and the Officer's Certificate referred to in Sections 3.1 and 3.3 of the Initial Indenture, the Issuer may execute and deliver to the Trustee for authentication Fourth Series Notes, and the Trustee shall thereupon authenticate and deliver said Fourth Series Notes as directed by an Issuer Order.

(c)     Terms of Fourth Series Notes

The terms and conditions of the Fourth Series Notes shall be as set out in Exhibit A hereto. The Issuer Order referred to in paragraph (b) above shall, subject to the requirements of Article 2 and Article 3 of the Initial Indenture and the provisions of this supplemental indenture, set forth with respect to each issue of Fourth Series Notes to be delivered by the Trustee, the terms of such Fourth Series Notes.

(d)     Redemption

The Issuer shall have the right (the “Redemption Right”), at its option and in accordance with Article 11 of the Initial Indenture, to redeem at any time and from time to time prior to the Maturity, upon not more than 60 days’ nor less than 30 days’ prior notice, the whole or any part of such Fourth Series Notes then outstanding, on a pro rata basis, at the Redemption Price. The Redemption Price in respect of such Fourth Series Notes shall be calculated as the principal amount outstanding on the Fourth Series Notes to be redeemed plus the Make-Whole Amount, if any, on such amount, together, in each case, with all interest accrued and remaining unpaid to and including the Redemption Date.

The Fourth Series Notes may also be redeemed in accordance with Section 11.3 of the Initial Indenture.

(e)     Purchase by the Issuer

The Issuer may (subject to Article 11 of the Indenture) at any time purchase all or any of the Fourth Series Notes in the market (which shall include a purchase from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by invitation for tenders or by private contract at such price or prices as may be determined by the Board.

If, upon an invitation for tenders, more Fourth Series Notes than the Issuer is prepared to accept are tendered at the same lowest price that the Issuer is prepared to accept, the Fourth Series Notes to be purchased by the Issuer shall be selected by the Trustee pro rata, by lot, or in such other manner as the Trustee may consider equitable, from the Fourth Series Notes tendered by each Holder who tendered at such lowest price. For this purpose, the Trustee may make, and from time to time amend, regulations with respect to the manner in which Fourth Series Notes may be so selected and regulations so made shall be valid and binding upon all Holders notwithstanding the fact that, as a result thereof, one or more of such Fourth Series Notes may become subject to purchase in part only. The Holder of any Fourth Series Notes of which a part only is purchased, upon surrender of such Fourth Series Notes for payment, shall be entitled to receive, without expense to such Holder, one or more new Fourth Series Notes for the unpurchased part so surrendered and the Trustee shall certify and deliver such new Fourth Series Notes upon receipt of the Fourth Series Notes so surrendered.

(f)     Delivery for Cancellation

At the option of the Issuer, all Fourth Series Notes purchased under this supplemental indenture may be delivered to the Trustee and may be cancelled by the Trustee and upon such occurrence no Fourth Series Notes shall be issued in substitution therefor.

(g)     U.S. Withholding

The Holder and, as a condition precedent to any transfer or assignment of the Fourth Series Notes, the transferee or assignee shall execute and file such forms or other documents as may be required to secure any reduction of or exemption from U.S. withholding tax, including the furnishing by the transferee or assignee of Internal Revenue Service Form W-8BEN or other applicable form W-8 as well as any documents which may be required under FATCA to the Trustee and the Issuer. Within 5 days of the issuance of the Fourth Series Notes, the Trustee shall provide the Issuer with a completed W-8IMY form.

(h)     U.S. Securities Law

The Fourth Series Notes and the Guarantee may be offered, sold or otherwise transferred, directly or indirectly, only (a) to the Issuer, (b) outside the United States in compliance with Rule 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), or (c) pursuant to the exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, if available, and, in each instance, in compliance with any applicable state securities laws or the applicable laws of any other jurisdiction. In connection with, and as a condition to, any sale or other proposed transfer of Fourth Series Notes, the Holder shall furnish to the Issuer and the Trustee such certifications, legal opinions and other information as the Issuer and the Trustee may reasonably require to confirm that the proposed sale or other transfer complies with the foregoing restrictions.

3.2	Interest Provisions

Each Fourth Series Note shall bear Interest from its date of issue at the rate of 3.855% per annum, until the Maturity Consideration for such Fourth Series Note is paid or duly made available for payment. Interest payments in respect of the Fourth Series Notes shall equal the amount of Interest accrued from and including the immediately preceding Interest Payment Date in respect of which Interest has been paid or duly made available for payment (or from and including the date of issue, if no Interest has been paid with respect to the applicable Fourth Series Note) to but excluding the related Interest Payment Date or the Stated Maturity (as specified in the applicable Fourth Series Note), as the case may be.

Interest shall be payable semi-annually in arrears on each date specified in the Fourth Series Notes on which an instalment of Interest is due and payable and on the Stated Maturity. Unless otherwise specified in the Fourth Series Notes, the first payment of Interest on any Fourth Series Note originally issued between a Regular Record Date and the related Interest Payment Date or on an Interest Payment Date will be made on the Interest Payment Date immediately following the next succeeding Regular Record Date to the holder on such next succeeding Record Date.

The Interest Payment Dates for the Fourth Series Notes shall be specified in the applicable Fourth Series Notes. If any Interest Payment Date or the Stated Maturity of the Fourth Series Notes falls on a day that is not a Business Day, the required payment of Maturity Consideration, Interest and Additional Amounts and other amounts payable under Section 10.4 of the Initial Indenture will be made on the next succeeding Business Day as if made on the date such payment was due, and no Interest shall accrue on such payment for the period from and after such Interest Payment Date or the Stated Maturity, as the case may be, to the date of such payment on the next succeeding Business Day.

Interest on any Fourth Series Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall, if so provided in such Fourth Series Note, be paid to the Person in whose name that Fourth Series Note (or one or more Predecessor Securities) is registered as of the close of business on the Regular Record Date for such Interest in accordance with Section 3.7 of the Initial Indenture. No Interest shall be payable on any Default Interest on the Fourth Series Notes.

Subject to the provisions of Sections 3.7 and 3.8 of the Indenture, each Fourth Series Note delivered under this supplemental indenture upon registration of transfer of or in exchange for or in lieu of any other Fourth Series Note shall carry the rights to Interest accrued and unpaid, and to accrue, which were carried by such other Fourth Series Note.

Article 4
GUARANTEE, EXECUTION AND FORMAL DATE

4.1	Guarantee

The Guarantor hereby acknowledges and confirms that the Guarantee continues to be in full force and effect, without abrogation, impairment or limitation, and that nothing contained in this supplemental indenture shall in any way operate or be construed as a reduction or discharge of the Guarantee or effect novation. The Guarantor hereby reaffirms (a) the covenants and agreements made by the Guarantor contained in the Indenture and Guarantee, including, for greater certainty, that such covenants and agreements contained in the Guarantee that relate to the Guarantor Indenture apply to such Guarantor Indenture, as amended and supplemented on and prior to the date hereof, (b), its guarantee of payment and performance of the obligations of the Issuer under the Indenture pursuant to the Guarantee, in each case, as such covenants, agreements and other provisions may be modified by this supplemental indenture.

4.2	Execution

This supplemental indenture may be simultaneously executed in several counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same instrument.

4.3	Formal Date and Applicable Law

For the purpose of convenience this supplemental indenture may be referred to as bearing the formal date of July 22, 2013, irrespective of the actual date of execution hereof. This supplemental indenture shall be governed by the laws of the Province of Québec and the laws of Canada applicable therein.

(Signature page follows)

IN WITNESS whereof the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.

KIMCO NORTH TRUST III

By:	/s/ Glenn G. Cohen
Glenn G. Cohen, in his capacity as Trustee of Kimco North Trust III

KIMCO REALTY CORPORATION

By:	/s/ Glenn G. Cohen
Glenn G. Cohen, in his capacity as Executive Vice President, Chief Financial Officer and Treasurer

BNY TRUST COMPANY OF CANADA

By:	/s/ Pierre Tremblay
Pierre Tremblay

EXHIBIT A

FORM OF FOURTH SERIES NOTE

 [Attachment begins on next page]

NOTE

EXCEPT IN THE PROVINCE OF MANITOBA, IN ACCORDANCE WITH NATIONAL INSTRUMENT 45-102 – RESALE OF SECURITIES, UNLESS OTHERWISE PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS FOUR MONTHS AND A DAY AFTER THE LATER OF (I) THE DATE ON WHICH THE SECURITY IS ISSUED; AND (II) THE DATE THE ISSUER BECOMES A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY OF CANADA.

IN THE PROVINCE OF MANITOBA, UNLESS OTHERWISE PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LAWS OR WITH THE PRIOR WRITTEN CONSENT OF THE APPLICABLE REGULATORS, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS TWELVE MONTHS AND A DAY AFTER THE DATE THE PURCHASER ACQUIRED THE SECURITY.

THIS NOTE IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE CDS CLEARING AND DEPOSITORY SERVICES INC. (“CDS”), TO A NOMINEE OF CDS OR BY CDS OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF CDS TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS A PROPERTY INTEREST IN THE SECURITIES REPRESENTED BY THIS CERTIFICATE HEREIN AND IT IS A VIOLATION OF ITS RIGHTS FOR ANOTHER PERSON TO HOLD, TRANSFER OR DEAL WITH THIS CERTIFICATE.

THIS NOTE AND THE GUARANTEE ENDORSED HEREON HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE ISSUER, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, IN EACH CASE IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OR THE APPLICABLE LAWS OF ANY OTHER JURISDICTION, AND SUBJECT TO THE RIGHT OF THE ISSUER OR THE TRUSTEE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS OR OTHER INFORMATION ACCEPTABLE TO IT OR THEM, AS APPLICABLE, IN FORM AND SUBSTANCE.

CUSIP NO. 49446PAD5

ISIN NO. CA49446PAD56	Cdn. $200,000,000

KIMCO NORTH TRUST III
as guaranteed by Kimco Realty Corporation

Series 4 3.855% Notes Maturing August 4, 2020

Kimco North Trust III, a New York Trust (hereinafter called the "Issuer", which term includes any successor under the Indenture herein referred to), for value received, hereby promises to pay to CDS & CO. as the nominee for CDS Clearing and Depository Services Inc. ("CDS"), the principal sum of TWO HUNDRED MILLION CANADIAN DOLLARS (Cdn $200,000,000) on August 4, 2020 and to pay Interest thereon after as well as before maturity, default and judgment from the Original Issue Date, being July 22, 2013 or from the most recent date in respect of which Interest has been paid or duly provided for, semi-annually in arrears on February 4 and August 4 in each year (each, an "Interest Payment Date"), commencing February 4, 2014, at the rate of 3.855% per annum (calculated on the basis of a year of 365 days or 366 days, as the case may be), until the Maturity Consideration hereof is paid or duly made available for payment and, should the Issuer at any time make default in the payment of any Maturity Consideration or Interest, to pay interest on the amount in default at the same rate and on the same dates in like money. The Interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date; provided however that if the Original Issue Date shown on the face hereof is between a Regular Record Date and the related Interest Payment Date, the first payment of Interest will be on the next succeeding Interest Payment Date to the Holder on the Regular Record Date prior to the next succeeding Interest Payment Date. The Interest payable on each Interest Payment Date will include accrued Interest from and including the Original Issue Date or from and including the day immediately preceding the preceding Interest Payment Date, as the case may be, to but excluding the Interest Payment Date. Subject to the terms of the Indenture, any such Interest which is payable, but is not punctually paid or duly provided for on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Issuer, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, as more fully provided in such Indenture; provided however, that where a transfer of this Note occurs between the last Regular Record Date and the Special Record Date, such Defaulted Interest and the amount of any Interest thereon, if applicable, shall be paid to the Holder of this Note as of the Regular Record Date immediately prior to such Special Record Date.

Payment of the Maturity Consideration of and the Interest on this Note will be made at the Corporate Trust Office of the Trustee in Toronto, Ontario in such coin or currency of Canada as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of Interest may be made at the option of the Issuer by cheque mailed or such other method permitted by CDS made to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer in accordance with the terms of the Indenture.

This Note is one of the Series 4 3.855% Notes Maturing August 4, 2020 (the "Note"). This Note is one of a duly authorized issue of Securities of the Issuer, issued and to be issued under a fourth supplemental indenture dated as of July 22, 2013 to the Indenture, dated as of April 21, 2005 and supplemented as of June 2, 2006, as of August 16, 2006 and as of April 13, 2010, (collectively, as may be from time to time amended, restated or supplemented, herein called the "Indenture") between the Issuer, Kimco Realty Corporation, as guarantor (the "Guarantor") and BNY Trust Company of Canada, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture). Reference is hereby made to the Indenture for a statement of the respective rights and obligations thereunder of the Issuer, the Guarantor, the Trustee and the Holders of the Securities (including this Note), and the terms upon which the Securities (including this Note) are, and are to be, authenticated and delivered, all to the same effect as if the provisions of the Indenture were herein set forth, to all of which the Holder by acceptance hereof accepts. All capitalized terms used in this Note which are defined in the Indenture, but not in this Note, shall have the meanings assigned to them in the Indenture.

The Issuer shall have the right (the “Redemption Right”), at its option and in accordance with Article 11 of the Indenture, to redeem at any time and from time to time prior to the Maturity, upon not more than 60 days’ nor less than 30 days’ prior notice, the whole or any part of such Notes then outstanding, on a pro rata basis, at the Redemption Price. The Redemption Price in respect of the Notes shall be calculated as the principal amount outstanding on the Notes to be redeemed plus the Make-Whole Amount, if any, on such amount, together, in each case, with all interest accrued and remaining unpaid to and including the Redemption Date.

“Canada Yield Price” in relation to any Notes being redeemed, means the price, on any date (which in the case of any calculation of the Make-Whole Amount hereunder shall be the date the redemption notice is given), in respect of any principal amount of such Notes, or of the portion of such Notes being redeemed, outstanding on such date, necessary to provide a yield on such principal amount from the applicable redemption date to the day of maturity of the Notes equal to the Government of Canada Yield plus 45 basis points.

“Government of Canada Yield” on any date means, in the case of any Notes, the arithmetical average of the mid-market yield to maturity on such date, assuming semi-annual compounding, expressed as a rate per annum, which the applicable Government of Canada Bond would carry if issued in Canadian dollars in Canada at 100% of its principal amount on such date with a term to maturity equal to the remaining term of such Notes quoted by two major Canadian investment dealers selected by the Issuer from amongst Scotia Capital Inc., RBC Dominion Securities Inc., CIBC World Markets Inc., National Bank Financial Inc. or any of their successors and any other investment dealer which is a member of the Investment Dealers Association of Canada selected by the Issuer and approved by the Trustee, acting reasonably.

“Make-Whole Amount” in respect of any given principal amount of Notes means, at any given time, the amount, if any, by which (i) the Canada Yield Price in respect of such principal amount exceeds (ii) such principal amount.

Where the Issuer exercises its Redemption Right in circumstances where:

(1)     the Guarantor has sought and obtained a waiver or consent (as the case may be) from the requisite majority of holders of each series of securities issued under the Guarantor Indenture in respect of a default thereunder or an amendment to the terms or conditions thereof (as the case may be); and

(2)     the requisite majority of holders of the Notes have refused to grant such a waiver or consent in circumstances where they have been offered the equivalent cash or non-cash consideration or any other accommodation (if any) to the extent applicable as that offered the holders referred to in (1) above;

then, notwithstanding the foregoing, for purposes of calculating the Redemption Price, the "Canada Yield Price" shall be, in relation to any Notes being redeemed, the price, on any date (which in the case of any calculation of the Make-Whole Amount hereunder shall be the date the redemption notice is given), in respect of any principal amount of such Notes, or of the portion of such Notes being redeemed, outstanding on such date, necessary to provide a yield on such principal amount from the applicable Redemption Date to the day of maturity of the Notes equal to the Government of Canada Yield plus 100 basis points.

If an Event of Default with respect to Securities (including this Note) shall occur and be continuing, the principal of this Note may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the Guarantor and the rights of the Holders of the Securities to be affected under the Indenture at any time by the Issuer, the Guarantor and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Issuer and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

Except as provided in Sections 3.5, 3.7 and 3.8 of the Indenture, with respect to the payment of Interest, and except as provided herein, no reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and Interest on this Note, at the time, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations and conditions set forth therein and on the face hereof, the transfer of this Note may be registered on the Security Register, upon surrender of this Note for registration of transfer at any of the Corporate Trust Offices of the Trustee, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer or the Trustee, as the case may be, and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Unless otherwise specified in the Resolution or supplemental indenture authorizing the issuance of the applicable Securities, the Securities are issuable under the Indenture only in registered form without coupons in denominations of Cdn. $1,000 and integral multiples thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face hereof, this Note is exchangeable for a like aggregate principal amount of Securities in authorized denominations as requested by the Holder surrendering the same. If (x) any Clearing Agency is at any time unwilling or unable to continue as the depository and a successor Clearing Agency is not appointed by the Issuer within 60 days; (y) the Issuer executes and delivers to the Trustee an Issuer Order to the effect that this Note shall be exchangeable; or (z) an Event of Default has occurred and is continuing with respect to the Securities, this Note shall be exchangeable for Securities in fully certificated form of like tenor and of an equal aggregate principal amount, in denominations of Cdn.$1,000 and integral multiples thereof. Such fully certificated Securities shall be registered in such name or names as the Clearing Agency shall instruct the Issuer and the Trustee. If fully certificated Securities are so delivered, the Issuer may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such fully certificated Securities.

No service charge shall be made for any such registration of transfer or exchange, but the Issuer and/or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Indenture contains provisions for the holding of meetings of Holders and rendering resolutions passed at such meetings and instruments in writing signed by the Holders of a specified percentage of the principal amount of the Securities Outstanding binding upon all Holders.

Prior to due presentment of this Note for registration of transfer, and subject to the terms of the Indenture, the Issuer, the Guarantor, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Issuer, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

The right is reserved for the Issuer, subject to the terms and conditions in the Indenture, to purchase Securities, including an interest in this Note, at any time in the market or by tender or by private contract.

Unless the certificate of authentication hereon has been executed by the Trustee or by an authenticating agent appointed under the Indenture, by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

Except in the Province of Manitoba, in accordance with National Instrument 45-102 – Resale of Securities, unless otherwise permitted under securities legislation, the holder of this Note must not trade the Note before the date that is four months and a day after the later of (i) the date on which the Note is issued; and (ii) the date the Issuer becomes a reporting issuer in any province or territory of Canada. In the Province of Manitoba, unless otherwise permitted under applicable securities laws or with the prior consent of the applicable regulators, the holder of this Note must not trade the Note before the date that is twelve-months and a day after the date the purchaser acquired the Notes.

This Note is executed by the trustee of the Issuer solely in such capacity and not in an individual capacity. The trustee(s) of the Issuer have no personal liability with respect to any matters herein contemplated. There shall be no right to sue the trustee(s) of the Issuer personally on account of this Note and any such proceedings shall be brought against the trustee(s) of the Issuer solely in their capacity as trustee(s) and without recourse to their personal assets, any other personal right or remedy against the trustee(s) of the Issuer being hereby waived (other than may arise as a result of an act of criminal fraud on their part).

This Note shall be governed by and interpreted in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein. With respect to any suit, action or proceeding relating to this Note, each of the Issuer, the Guarantor, the Trustee and the Holder irrevocably submits to the non-exclusive jurisdiction of the courts of the Province of Quebec.

(Remainder of Page Left Intentionally Blank – Signature Page Follows)

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

Dated: July ____, 2013

CERTIFICATE OF AUTHENTICATION	Kimco North Trust III
This is one of the Securities referred to in the within-mentioned Indenture.

BNY Trust Company of Canada, as Trustee	By:
Glenn Cohen, Trustee

By:	Attest:
Authorized Signing Officer

REGISTRATION PANEL

Date of Registration	Registered Holder	Signature of Indenture Trustee or Other Registrar
CDS & CO. as the nominee for CDS Clearing and Depository Services Inc.